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                                                                 EXHIBIT 10(m)



                    MICROFLUIDICS INTERNATIONAL CORPORATION
                                30 Ossipee Road
                                Newton, Ma 02164


December 31,1995


Irwin J. Gruverman
16 Tanglewood Road
Needham, MA 02194

Dear Mr. Gruverman:

This will confirm our Agreement concerning your compensation as Chairman and CEO of MFIC, and charges you will incur in connection with your activities for G & G Diagnostics Corporation.

You may maintain an office in our premises at 30 Ossipee Road and will pay MFIC $800.00 per month for space, incidental administrative support, minor supplies usage, and limited use of telephone and copying resources. You will reimburse MFIC for express charges, outside accounting help and materials and services purchased through our system.

Subject to approval by the Board, we will pay you at a rate of $72,000 per year, beginning January 1, 1996. Of that amount, 1/3 will be paid in restricted MFIC stock,* at a price of $1.50/share, at this time. The balance will be paid in cash, in 4 equal increments, at the beginning of each quarter. A bonus of up to $28,000 will be paid, contingent on meeting performance goals to be agreed. You agree that MFIC will withhold money from your compensation to pay appropriate taxes. You will be included in MFIC's insurance and medical programs as in the past years, at no cost to you, as part of your compensation.

Jack Swig will be an employee of MFIC. He will be available to G & G on a half-time basis, and G & G will reimburse 50% of his salary fringes and tax costs to MFIC on a quarterly basis.

MICROFLUIDICS INTERNATIONAL, INC.


/s/ Michael Lento                         /s/ Irwin Gruverman
-------------------------------------     --------------------------------------
Michael Lento, President                  Irwin Gruverman
                                          Individually and as President of G & G
                                          Diagnostics Corporation

/s/ Irwin Gruverman
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Irwin Gruverman, CEO

    * To be granted under the Corporations 1988 Stock Plan.